Exhibit 99.4

 TABULA RASA HEALTHCARE, INC.

UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS

On March 5, 2019, Tabula Rasa HealthCare, Inc., a Delaware corporation (the “Company”), and TRHC PW Acquisition, LLC, a Nevada limited liability company and a wholly-owned subsidiary of the Company (“Merger Sub”), entered into, and consummated the transactions contemplated by, a Merger Agreement (the “Merger Agreement”), by and among the Company, Merger Sub, Prescribe Wellness, LLC, a Nevada limited liability company (“PrescribeWellness”) and Fortis Advisors LLC, a Delaware limited liability company, solely in its capacity as the initial Holder Representative. Under the terms of the Merger Agreement, Merger Sub merged with and into PrescribeWellness, with PrescribeWellness surviving as a wholly-owned subsidiary of the Company (the “Merger”).

At the closing of the Merger, the Company paid $150 million in cash consideration, subject to certain customary adjustments as set forth in the Merger Agreement. A portion of the closing consideration is being held in escrow to secure potential claims for indemnification under the Merger Agreement and in respect of adjustments to the consideration under the Merger Agreement.

The material terms of the Merger Agreement were previously disclosed by the Company in the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on March 5, 2019 (the “Acquisition 8-K”) and the foregoing is qualified in its entirety by reference to the Merger Agreement, which is attached as Exhibit 2.1 to the Acquisition 8-K.

The following unaudited pro forma combined financial statements should be read in conjunction with the historical financial statements and accompanying notes of the Company included in the Quarterly Report on Form 10-Q as of and for the three months ended March 31, 2019, filed with the SEC on May 10, 2019, the Annual Report on Form 10-K for the year ended December 31, 2018, filed with the SEC on March 1, 2019, the Acquisition 8-K, as well as Amendment No. 1 to the Acquisition 8-K, the notes to the unaudited pro forma combined financial statements included in this Amendment No. 1 to the Acquisition 8-K, and the historical financial statements and related notes of PrescribeWellness included as Exhibit 99.3 to this Amendment No. 1 to the Acquisition 8-K.

PrescribeWellness’ audited financial statements and accompanying notes for the years ended December 31, 2018 and 2017 are included as Exhibit 99.3 to this Amendment No. 1 to the Acquisition 8-K. The presentation of the unaudited pro forma combined statements of operations reflect the combined results of operations as if the Merger had occurred on January 1, 2018, the beginning of the Company’s 2018 fiscal year, and excludes items related to the acquisition that are nonrecurring and includes items that are directly attributable to the Merger, expected to have a continuing impact, and are factually supportable.

The preliminary allocation of the merger consideration presented in Note 2 and used to prepare the unaudited pro forma combined financial statements is based on a preliminary valuation of assets acquired and liabilities assumed. Accordingly, the purchase price allocation is considered preliminary and may materially change before final determination. The preliminary pro forma purchase price adjustments have been made solely for the purpose of providing the unaudited pro forma combined financial statements included herewith. A final determination of these fair values shall be based on the actual net tangible and intangible assets of PrescribeWellness that exist as of the closing date of the Merger. In addition, the unaudited pro forma combined financial statements do not reflect the costs of any integration activities or benefits that may result from realization of future cost savings from operating efficiencies or revenue synergies expected to result from the Merger. No assurance can be given with respect to the estimated revenue opportunities and operating cost savings that are expected to be realized as a result of the Merger. The unaudited pro forma combined financial statements also do not reflect pro forma adjustments for non-recurring charges related to integration activities or exit costs that may be incurred by the Company or PrescribeWellness in connection with the Merger.

The unaudited pro forma combined financial statements are based on the estimates and assumptions set forth in the notes hereto. The unaudited pro forma combined financial statements are provided for informational purposes only and are not necessarily indicative of results that would have occurred had the Merger been completed as of the dates indicated. In addition, the unaudited pro forma combined financial statements do not purport to be indicative of the future financial position or operating results of the combined operations. Transactions between the

Company and PrescribeWellness during the periods presented were eliminated in the unaudited pro forma combined financial statements.

TABULA RASA HEALTHCARE, INC.

UNAUDITED PRO FORMA COMBINED STATEMENTS OF OPERATIONS

FOR THE THREE MONTHS ENDED MARCH 31, 2019

(In thousands, except share and per share amounts)

	Historical	PrescribeWellness	Pro forma		Pro forma
	Tabula Rasa HealthCare, Inc.	Acqusition	Adjustments		Tabula Rasa HealthCare, Inc.
			(Note 4)
Revenue:
Product revenue	$30,982	$—	$—		$30,982
Service revenue	29,977	5,747	—		35,724
Total revenue	60,959	5,747	—		66,706
Cost of revenue, exclusive of depreciation and amortization shown below:
Product cost	23,475	—	—		23,475
Service cost	18,193	1,768	57	(a)	20,018
Total cost of revenue	41,668	1,768	57		43,493
Operating expenses:
Research and development	5,550	1,021	33	(a)	6,604
Sales and marketing	4,850	1,199	53	(a)	6,102
General and administrative	13,743	2,744	(3,438	)(a), (b), (c)	13,049
Change in fair value of acquisition-related contingent consideration expense	1,176	—	—		1,176
Depreciation and amortization	6,299	222	1,677	(d)	8,198
Total operating expenses	31,618	5,186	(1,675)		35,129
Income (loss) from operations	(12,327)	(1,207)	1,618		(11,916)
Other (income) expense:
Interest (income) expense, net	2,693	(2)	748	(e)	3,439
Total other (income) expense	2,693	(2)	748		3,439
Income (loss) before income taxes	(15,020)	(1,205)	870		(15,355)
Income tax benefit	(4,041)	—	(84	)(f)	(4,125)
Net income (loss)	$(10,979)	$(1,205)	$954		$(11,230)

Net loss:
Basic	$(10,979)				$(11,230)
Diluted	$(10,979)				$(11,230)

Net loss per share:
Basic	$(0.54)				$(0.55)
Diluted	$(0.54)				$(0.55)

Weighted average common shares outstanding:
Basic	20,384,557		21,228	(g)	20,405,785
Diluted	20,384,557		21,228	(g)	20,405,785

See accompanying notes to unaudited pro forma combined financial statements.

TABULA RASA HEALTHCARE, INC.

UNAUDITED PRO FORMA COMBINED STATEMENTS OF OPERATIONS

FOR THE YEAR ENDED DECEMBER 31, 2018

(In thousands, except share and per share amounts)

	Historical	PrescribeWellness	Pro forma		Pro forma
	Tabula Rasa HealthCare, Inc.	Acqusition	Adjustments		Tabula Rasa HealthCare, Inc.
		(Note 3)	(Note 4)
Revenue:
Product revenue	$112,760	$—	$—		$112,760
Service revenue	91,510	29,034	—		120,544
Total revenue	204,270	29,034	—		233,304
Cost of revenue, exclusive of depreciation and amortization shown below:
Product cost	84,935	—	—		84,935
Service cost	52,734	8,805	338	(a)	61,877
Total cost of revenue	137,669	8,805	338		146,812
Operating expenses:
Research and development	12,222	5,222	196	(a)	17,640
Sales and marketing	9,667	6,626	318	(a)	16,611
General and administrative	28,181	8,594	733	(a), (b), (c)	37,508
Change in fair value of acquisition-related contingent consideration expense	49,468	—	—		49,468
Depreciation and amortization	16,802	1,132	10,324	(d)	28,258
Total operating expenses	116,340	21,574	11,571		149,485
Loss from operations	(49,739)	(1,345)	(11,909)		(62,993)
Other (income) expense:
Interest (income) expense, net	906	(8)	12,069	(e)	12,967
Total other (income) expense	906	(8)	12,069		12,967
Loss before income taxes	(50,645)	(1,337)	(23,978)		(75,960)
Income tax benefit	(3,376)	—	(6,392	)(f)	(9,768)
Net loss	$(47,269)	$(1,337)	$(17,586)		$(66,192)

Net loss:
Basic	$(47,269)				$(66,192)
Diluted	$(47,269)				$(66,192)

Net loss per share:
Basic	$(2.48)				$(3.47)
Diluted	$(2.48)				$(3.47)

Weighted average common shares outstanding:
Basic	19,098,294				19,098,294
Diluted	19,098,294				19,098,294

See accompanying notes to unaudited pro forma combined financial statements.

TABULA RASA HEALTHCARE, INC.

NOTES TO UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS

(In thousands, except share and per share amounts)

Note 1. Basis of pro forma preparation

The unaudited pro forma combined financial statements are based on the historical consolidated financial statements of Tabula Rasa HealthCare, Inc. (the “Company”) and the historical financial statements of Prescribe Wellness, LLC, a Nevada limited liability company (“PrescribeWellness”), after giving effect to the Merger using the purchase method of accounting in accordance with Accounting Standards Codification  Topic 805, Business Combinations, and applying the assumptions and adjustments described in the accompanying notes. The unaudited pro forma combined statements of operations for the three months ended March 31, 2019 and the year ended December 31, 2018 are presented as if the Merger had occurred on January 1, 2018, the beginning of the Company’s fiscal year.

Note 2. Total purchase consideration and preliminary purchase price allocation

On March 5, 2019, the Company and TRHC PW Acquisition, LLC, a Nevada limited liability company and a wholly-owned subsidiary of the Company (“Merger Sub”), entered into, and consummated the transactions contemplated by, a Merger Agreement (the “Merger Agreement”) with PrescribeWellness and Fortis Advisors LLC, a Delaware limited liability company, solely in its capacity as the initial Holder Representative, pursuant to which Merger Sub merged with and into PrescribeWellness, with PrescribeWellness surviving as a wholly-owned subsidiary of the Company (the “Merger”). PrescribeWellness is a leading cloud-based patient engagement solutions company that facilitates collaboration between more than 10,000 pharmacies with patients, payers, providers, and pharmaceutical companies. The Company paid $150,000 in cash consideration upon closing, subject to certain customary adjustments as set forth in the Merger Agreement. A portion of the closing consideration is being held in escrow to secure potential claims for indemnification under the Merger Agreement and in respect of adjustments to the consideration under the Merger Agreement.

The total purchase price described above has been allocated to PrescribeWellness’ tangible and intangible assets acquired and liabilities assumed as of the date of the Merger, based on their estimated relative fair values. The final allocation will be based upon valuations and other analysis for which there is currently insufficient information to make a definitive allocation. Accordingly, the purchase price allocation adjustments are preliminary and have been made solely for the purpose of providing unaudited pro forma combined financial statements. The final purchase price allocation will be determined after a complete and thorough analysis within one year after the Merger. As a result, the final acquisition accounting adjustments could differ materially from the pro forma adjustments presented herein. The purchase price of PrescribeWellness is allocated to the assets acquired and liabilities assumed on the following preliminary basis as disclosed in Note 5 in the Company’s Quarterly Report on Form 10-Q, filed with the Securities and Exchange Commission (“SEC”) on May 10, 2019:

Purchase Price Consideration
Cash consideration at closing, net of post-closing adjustments	$148,590

Purchase Price Allocation
Accounts receivable	$2,271
Prepaid expenses and other current assets	1,322
Property and equipment	1,155
Operating lease right-of-use assets	1,467
Trade name	4,100
Developed technology	19,500
Patient database	15,100
Client relationships	65,800
Goodwill	45,797
Total assets acquired	$156,512

Operating lease liabilities	(1,467)
Trade accounts payable	(1,742)
Accrued expenses and other liabilities	(4,713)
Total purchase price	$148,590

The acquisition of PrescribeWellness was treated as an asset purchase for tax purposes. Therefore, no deferred tax liabilities are reflected related to the preliminary fair value pro forma adjustments.

Note 3. Reclassifications

Certain reclassifications were made to the historical financial statements of PrescribeWellness to conform PrescribeWellness’ financial statement line item presentation to the Company’s presentation, which include the following:

Presentation in PrescribeWellness Historical Statement of Operations	Presentation in Unaudited Pro Forma Combined Statement of Operations	PrescribeWellness Historical Year Ended December 31, 2018	Reclassifications		Unaudited Pro Forma Year Ended December 31, 2018
Cost of revenues	Service cost	$6,046	$2,759	(1)	$8,805
General, selling and administrative expenses	General and administrative	24,333	(15,739	)(1)	8,594
-	Research and development	—	5,222	(1)	5,222
-	Sales and marketing	—	6,626	(1)	6,626
-	Depreciation and amortization	—	1,132	(1)	1,132

(1)         Represents the reclassification of certain payroll and other expenses to conform to the Company’s statement of operations presentation.

Note 4. Pro forma adjustments

The pro forma adjustments are based on the Company’s preliminary estimates and assumptions that are subject to change including with respect to final purchase price and allocation thereof. Final adjustments could result in a materially different purchase price and/or allocations of the purchase price, which would affect the values assigned to tangible or intangible assets and the amount of depreciation and amortization expense recorded in the combined financial statements. The effect of any changes to the combined statements would depend on the final purchase price and the nature and amount of final purchase price allocations and could be material. The following adjustments have been reflected in the unaudited pro forma combined statements of operations:

(a)    Stock compensation expense

In connection with the Merger, the Company granted equity awards to certain employees of PrescribeWellness. The pro forma adjustments reflect estimated additional stock compensation expense of $329 and $1,909 for the three months ended March 31, 2019 and the year ended December 31, 2018, respectively, related to equity awards granted to such employees as of the date of the Merger. These increases were offset by the reversal of PrescribeWellness’ previously recognized equity-based compensation expenses prior to the Merger of $60 and $175 for the three months ended March 31, 2019 and the year ended December 31, 2018, respectively.

(b)    Acquisition-related costs, severance, and director compensation

The Company incurred $3,171 of acquisition costs primarily related to legal and advisory fees in the first quarter of 2019. In addition, PrescribeWellness incurred $50 of acquisition costs primarily related to advisory fees in the first quarter of 2019. These costs are reversed in the unaudited pro forma combined statement of operations as they represent non-recurring charges directly related to the acquisition of PrescribeWellness.

During the three months ended March 31, 2019, the Company incurred $306 of severance costs paid to former employees of PrescribeWellness. These costs are reversed in the unaudited pro forma combine statement of operations as they represent non-recurring charges directly related to the Merger.

During the three months ended March 31, 2019 and the year ended December 31, 2018, PrescribeWellness incurred $50 and $300, respectively, of compensation expense paid to a director of PrescribeWellness. The pro forma adjustments reflect the reversal of these expenses as they are not expected to have a continuing impact on the results of the combined entity.

(c)    Insurance expense

In connection with the Merger, the Company purchased a representations and warranties insurance policy. The pro forma adjustments reflect additional expense of $13 and $151 for the three months ended March 31, 2019 and the year ended December 31, 2018, respectively.

(d)    Amortization expense

Reflects the additional estimated amortization expense related to the acquired intangible assets. The acquired intangible assets and related increased amortization expense based on the preliminary estimate of fair values for the three months ended March 31, 2019 and the year ended December 31, 2018 is as follows:

	Weighted Average
	Amortization Period	Preliminary	Amortization Expense	Amortization Expense
	(in years)	Fair Value	March 31, 2019	December 31, 2018

Trade name	5.0	$4,100	$137	$820
Client relationships	14.0	65,800	783	4,700
Patient database	5.0	15,100	503	3,020
Developed technology	10.0	19,500	325	1,950
Total		$104,500	1,748	10,490

To eliminate the historical PrescribeWellness intangibles amortization			(71)	(166)
Pro forma adjustment			$1,677	$10,324

The pro forma adjustments also reflect the reversal of PrescribeWellness’ previously recognized intangible amortization expenses prior to the Merger of $71 and $166 for the three months ended March 31, 2019 and the year ended December 31, 2018, respectively.

These estimated fair values and useful lives are considered preliminary and are subject to change based on final purchase price valuation amounts. Changes in fair value or useful life of the acquired intangible assets may be material. The fair values of the intangible assets were preliminarily estimated with the assistance of a third-party appraiser. The fair values of the trade name and developed technology were estimated using the relief from royalty method. The Company derived the hypothetical royalty income from the projected revenues of PrescribeWellness. The fair value of client relationships was estimated using a multi period excess earnings method. To calculate fair value, the Company used cash flows discounted at a rate considered appropriate given the inherent risks associated with client relationships. The fair value of the patient database was estimated using a cost to replace method.

The useful lives of the intangible assets were estimated based on the expected future economic benefit of the assets and are being amortized over the estimated useful life in proportion to the economic benefits consumed using the straight-line method.

(e)    Interest expense

On February 12, 2019, the Company issued and sold an aggregate principal amount of $325,000 of 1.75% convertible senior subordinated notes (the “2026 Notes”) in a private placement pursuant to Rule 144A under the Securities Act of 1933, as amended. A portion of the proceeds from the 2026 Notes were used to finance the closing cash payment in connection with the Merger. The pro forma adjustments include increased interest expense based on a borrowing of $150,000 on January 1, 2018 using an effective interest rate of 8.05%. Additional information regarding the 2026 Notes was disclosed in Note 11 in the Company’s Quarterly Report on Form 10-Q, filed with the SEC on May 10, 2019.

(f)    Provision for income taxes

Represents the tax effect of adjustments to income (loss) before income taxes at the estimated tax rates applicable to the jurisdictions in which the pro forma adjustments are expected to be recorded.

(g)    Weighted average common shares outstanding

Reflects the adjustment to weighted average shares used in computing basic and diluted net loss per share to account for the number of shares of the Company’s common stock vested in connection with restricted stock awards to certain employees of PrescribeWellness.